Exhibit 5.1

Our File No.: 58123V-324203

March 25, 2026

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

Attention:	Board of Directors

Re:ProMIS Neurosciences Inc. - Registration of Securities on Form S-3

We have acted as Canadian counsel to ProMIS Neurosciences Inc. (the “Corporation”), in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to, among other things, the proposed public offering by the Corporation of the following securities of the Corporation, of up to US$200,000,000 of any combination of:

●	common shares (collectively, the “Common Shares”);
●	preferred shares (collectively, the “Preferred Shares”);
●	debt securities (collectively, the “Debt Securities”);
●	warrants exercisable to purchase Common Shares, Preferred Shares, Units (as defined below) or Debt Securities (collectively, the “Warrants”);
●	subscription receipts exchangeable for Common Shares, Preferred Shares, Debt Securities, Warrants or any combination thereof (collectively, the “Subscription Receipts”); and
●	units comprised of any combination of Common Shares, Preferred Shares, Debt Securities, Warrants or Subscription Receipts (collectively, the “Units”);

(the Common Shares, Preferred Shares, the Debt Securities, the Warrants, the Subscription Receipts and the Units, collectively, the “Offered Securities”).

The Registration Statement includes a prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a “Prospectus Supplement”) for offerings of the Offered Securities, separately or together, in amounts and at prices and terms to be set forth in the Prospectus Supplement.

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The Subscription Receipts may be issued pursuant to one or more Subscription Receipt agreements to be incorporated by reference as Exhibit 4.2 to the Registration Statement (each a “Subscription Receipt Agreement”) between the Corporation and a bank or trust company to be identified therein as the Subscription Receipt agent.

The Warrants may be issued pursuant to one or more Warrant agreements to be incorporated by reference as Exhibit 4.4 to the Registration Statement (each a “Warrant Agreement”) between the Corporation and a bank or trust company to be identified therein as the Warrant trustee.

The Units may be issued pursuant to one or more Unit agreements to be incorporated by reference as Exhibit 4.5 to the Registration Statement (each a “Unit Agreement”) between the Corporation and a Unit agent to be identified.

The Debt Securities may be issued pursuant to one or more indentures to be incorporated by reference as Exhibit 4.3 to the Registration Statement (each a “Debt Indenture”) between the Corporation and a bank or trust company to be identified as the Debt Securities trustee.

This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Securities.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

●	the Registration Statement dated March 25, 2026 and the exhibits attached thereto;
●	a certificate of an officer of the Corporation dated the date hereof certifying certain matters including, among other things: (i) the Corporation’s articles as currently in effect (the “Articles”); (ii) the Corporation’s bylaws as currently in effect (the “By-laws”); (iii) resolutions of the board of directors (the “Board”) dated March 25, 2026 relating to the registration of the Offered Securities; and (iv) certain factual matters; and
●	other documents as we have deemed relevant.

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”). In particular, we express no opinion as to United States federal securities laws. We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving the Corporation after the date hereof. We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

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Reliance and Assumptions

We have assumed that, in connection with the issuance of Offered Securities pursuant to the Registration Statement:

(a)

the definitive terms of each class or series of Offered Securities and all agreements relating thereto including the Warrant Agreements, Subscription Receipt Agreements, Unit Agreements and Debt Indentures will at all relevant times be consistent with the description of such Offered Securities set out in the Registration Statement, and no Prospectus Supplement will provide for the Offered Securities, or any agreements relating thereto including the Warrant Agreements, Subscription Receipt Agreements, Unit Agreements and Debt Indentures, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement, unless the Prospectus Supplement clearly delineates the material information that has changed and how the material information has changed from the Registration Statement;

(b)

in the case of and prior to the issuance of any Common Shares (including any Common Shares forming part of any Units), (i) the Corporation will have taken all necessary corporate action to authorize and approve the issuance of such Common Shares, including, if required, amendments to the Articles and By-laws, the terms of the offering of such Common Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Common Share Issuance Authorization”); (ii) any certificates representing the Common Shares shall have been duly executed and delivered by the Corporation; and (iii) the Common Shares will have been issued in compliance with the Common Share Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

(c)

in the case of and prior to the issuance of any Preferred Shares (including any Preferred Shares forming part of any Units), (i) the Corporation will have taken all necessary corporate action to authorize and approve the issuance of such Preferred Shares, including, if required, amendments to the Articles and By-laws, the terms of the offering of such Preferred Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Preferred Share Issuance Authorization”), (ii) any certificates representing the Preferred Shares shall have been duly executed and delivered by the Corporation, and (iii) the Preferred Shares will have been issued in compliance with the Preferred Share Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

(d)

in the case of and prior to the issuance of a class or series of Debt Securities (including any Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary corporate action to authorize and approve the creation and issuance of such class or series of Debt Securities, including the definitive terms of such Debt Securities, the terms of the offering of such Debt Securities including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Debt Issuance Authorization”), (ii) the Debt Indenture governing such Debt Securities or a supplemental indenture relating to such Debt Securities and any certificates representing the Debt Securities will have been duly authorized, executed and delivered by the Corporation, and (iii) the Debt Securities will have been issued in compliance with the provisions of the applicable Debt Indenture or supplemental indenture and the Debt Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

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(e)

in the case of and prior to the issuance and delivery of a class or series of Warrants (including any Warrants forming part of any Units), (i) the Corporation will have taken all necessary corporate action to authorize and approve the creation and issuance of such class or series of Warrants, including the definitive terms of such Warrants and the terms of the offering of such Warrants including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Warrant Issuance Authorization”), (ii) the Corporation will have taken all necessary corporate action to allot and reserve for issuance the Common Shares and/or Preferred Shares, as applicable, as may be issuable on the exercise of the Warrants in compliance with the Warrant Issuance Authorization, (iii) the Warrant Agreement governing such Warrants and any certificates representing the Warrants will have been duly authorized, executed and delivered by the Corporation, and (iv) the Warrants will have been issued in compliance with the provisions of the applicable Warrant Agreement and the Warrant Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

(f)

in the case of and prior to the issuance and delivery of a series of Subscription Receipts (including any Subscription Receipts forming part of any Units), (i) the Corporation will have taken all necessary corporate action to authorize and approve the creation and issuance of such series of Subscription Receipts, including the definitive terms of such Subscription Receipts, the terms of the offering of such Subscription Receipts including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Subscription Receipt Issuance Authorization”), (ii) the Corporation will have taken all necessary corporate action to allot and reserve for issuance the Common Shares, Preferred Shares, Debt Securities, Warrants, as applicable, as may be issuable on the exchange of the Subscription Receipts in compliance with the Subscription Receipt Issuance Authorization, (iii) the Subscription Receipt Agreement governing such Subscription Receipts and any certificates representing the Subscription Receipts will have been duly authorized, executed and delivered by the Corporation, and (iv) the Subscription Receipts will have been issued in compliance with the provisions of the applicable Subscription Receipt Agreement and the Subscription Receipt Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

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(g)

in the case of and prior to the issuance and delivery of a series of Units, (i) the Corporation will have taken all necessary corporate action to authorize and approve the creation and issuance of such series of Units, including the definitive terms of such Units, the terms of the offering of such Units including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Unit Issuance Authorization”), (ii) the Corporation will have taken all necessary corporate action to issue, or allot and reserve for issuance, as applicable, the Common Shares, Preferred Shares, Debt Securities, Warrants, as applicable, as may be comprised in the Units in compliance with the Unit Issuance Authorization, (iii) the Unit Agreement governing such Units will have been duly authorized, executed and delivered by the Corporation, and (iv) the Units will have been issued in compliance with the provisions of the applicable Unit Agreement and the Unit Issuance Authorization, the Articles and the By-Laws then in effect, all applicable laws and all applicable regulatory requirements;

(h)

the provisions of the Warrants, Subscription Receipts, Debt Securities and Units will at all relevant times be consistent with the provisions of the relevant Warrant Agreements, Subscription Receipt Agreements, Debt Indentures and Unit Agreements as applicable;

(i)

the Corporation will have received payment in full of the consideration for such Offered Securities all as provided for in the applicable Common Share Issuance Authorization, Preferred Share Issuance Authorization, Debt Issuance Authorization, Warrant Issuance Authorization, Subscription Receipt Issuance Authorization and Unit Issuance Authorization, as the case may be;

(j)	the Corporation shall at all relevant times continue to be in existence as a corporation existing under the Business Corporations Act, RSO 1990, c B. 16 and shall not have been dissolved; and
(k)	unless required to effect a Preferred Share Issuance Authorization, the Articles and By-Laws will remain unamended at all relevant times.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Common Shares when issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable shares in the capital of the Corporation.
2.	The Preferred Shares when issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable shares in the capital of the Corporation.
3.	The Warrants when issued pursuant to the Registration Statement will be validly issued and binding obligations of the Corporation.
4.	The Debt Securities when issued pursuant to the Registration Statement will be validly issued and binding obligations of the Corporation.

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5.	The Subscription Receipts when issued pursuant to the Registration Statement will be validly issued and binding obligations of the Corporation.
6.	The Units when issued pursuant to the Registration Statement will be validly issued and binding obligations of the Corporation.

Limitation

This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon in connection with any other matter or transaction, including any specific offering of securities of the Corporation, without our prior written consent or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party.

Consent

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

“McMillan LLP”